UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2010
VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (210) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On February 3, 2010, Valero Energy Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) for the public offering of $400,000,000 aggregate principal amount of its 4.500% Notes due 2015 and $850,000,000 aggregate principal amount of its 6.125% Notes due 2020 (collectively, the “Notes”). The Notes are to be issued under an Indenture dated June 18, 2004 between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-157867) of the Company. Closing of the issuance and sale of the Notes is scheduled for February 8, 2010.
          The Underwriting Agreement, the terms of the Notes and the form of Notes have been filed as Exhibits 1.1, 4.1 and 4.2 hereto and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

1.1	Underwriting Agreement dated February 3, 2010 among the Company and Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several Underwriters.

4.1	Terms of the 4.500% Notes due 2015 and 6.125% Notes due 2020.

4.2	Form of Notes (included in Exhibit 4.1 above).

5.1	Opinion of Jay D. Browning, Esq.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION
Date: February 8, 2010	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President–Corporate Law and Corporate Secretary

EXHIBIT INDEX

Number	Exhibit

1.1	Underwriting Agreement dated February 3, 2010 among the Company and Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several Underwriters.

4.1	Terms of the 4.500% Notes due 2015 and 6.125% Notes due 2020.

4.2	Form of Notes (included in Exhibit 4.1 above).

5.1	Opinion of Jay D. Browning, Esq.

4